Exhibit 10.2
LEASE AGREEMENT

1. PARTIES.

This Lease is made this 31st day of March, 2010, by and between HOSEA PARTNERS, LTD., a Florida limited partnership (the “Landlord”), and PATCO ELECTRONICS, INC., a Florida corporation (the “Tenant”).  This agreement shall hereinafter be referred to as the “Lease”.

2. PREMISES.

Landlord hereby leases to Tenant and Tenant leases from Landlord, upon all of the conditions set forth herein, that certain building and real property, situated in Brevard County, Florida, the address of which is 1855 Shepard Drive, Titusville, FL  32780, more particularly described on Exhibit “A” attached hereto (the “Premises”).  The Premises include, but are not limited to, the heating, ventilating, air conditioning systems and the mechanical, electrical and plumbing systems serving the Premises.

3. TERM AND POSSESSION.

The term hereof shall be for a three year period commencing on March 31, 2010 (the “Commencement Date”) and ending on March 30, 2013, including two (2) three-year lease renewal options, unless sooner terminated by either party pursuant to the provisions of the Lease (the “Term”).

4. RENT.

4.1           Rent Payment, Proration and Sales Taxes. All rental and other payments due hereunder, and any sales tax due therein, shall be paid without notice or demand and without abatement, deduction or setoff for any reason unless specifically provided herein. Rent for any period during the Term hereof which is for less than one month shall be a pro rata portion of the monthly rent installment based on the number of days in such period and the number of days in the month in question. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing. In addition, Tenant shall pay to Landlord all sales and use taxes imposed by the State of Florida or any other governmental authority from time to time.

4.2           Monthly Rent. Tenant hereby agrees to pay Landlord during the Term monthly rent to use the Premises in the amount of $7,000, plus sales tax, on the first day of each month for 36 months (the “Monthly Rent”). Upon execution of the Lease, Tenant shall pay to Landlord the Monthly Rent due for the first month of the Lease.

4.3           Additional Rent.  The Landlord will have the right on behalf of the Tenant to make any payment which the Tenant is required to but has failed to make when due.  The amount of any such payment, together with any interest, cost or penalty, may, at the Landlord’s election, be added to and become part of the rent payment next coming due under this Lease, in which event it will constitute additional rent with the same effect as though it had originally been reserved as such.

4.4           General.  Monthly Rent shall be paid to Landlord without demand, setoff, or deduction whatsoever, except as specifically provided in this Lease, at Landlord’s address, or at such other place as Landlord shall designate in writing to Tenant.  Tenant’s obligations to pay rent is a covenant independent of the Landlord’s obligations under this Lease.  The Monthly Rent to be paid by Tenant is not based on any specific measurement of square footage in the Premises.

5.           OPERATING COSTS.

5.1           General.  Except as otherwise provided for below, Tenant acknowledges and agrees that it is intended that the Lease is a triple net lease.  Accordingly, Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays with respect to the Premises, or the use and occupancy thereof, or the contents thereof, or the business carried on therein, and Tenant shall pay all charges, expenses, costs and outlays of every nature and kind relating to the Premises.  Landlord agrees that it will be responsible for any repairs or maintenance required for the roof and structural components of the building located on the Premises.

5.2           Real Estate Taxes.   Tenant will pay all taxes, including without limitation Real Estate Taxes (as defined below), personal property taxes and assessments assessed, levied, confirmed, or imposed during the Term of this Lease, on the Premises and all property and improvements located on the Premises, whether or not now customary or within the contemplation of Landlord and Tenant:

(a)           upon, measured by, or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures, and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to the improvements is in Tenant or Landlord;

(b)           upon or measured by the Monthly Rent, including without limitation any gross receipts tax or excise tax levied by the federal government or any other governmental body with respect to the receipt of Monthly Rent;

(c)           upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises;

(d)           upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises;

(e)           upon the Premises and all personal property, furniture, fixtures, and equipment, and all replacements, improvements, or additions to them, whether owned by Landlord or Tenant; and

(f)           based in whole or in part on a Monthly Rent, whether made in addition to or in substitution for any other tax.

The term “Real Estate Taxes” shall mean the total of all of the taxes, assessments, excises, levies, and other charges by any public authority, which are general or special, ordinary or extraordinary, foreseen or unforeseen, or of any kind and nature whatsoever, and which shall during or in respect to the Term, be assessed, levied, charged, confirmed, or imposed on, or become due and payable out of, or become a lien on the Premises or appurtenances or facilities used in connection with the Premises.  Real Estate Taxes shall specifically include all ad valorem taxes, personal property taxes, transit taxes, special or extraordinary assessments, government levies, and all other taxes or other similar charges, if any, which are levied, assessed, or imposed on, or become due and payable in connection with the Premises or appurtenances or facilities used in connection with the Premises.  If, because of a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, gross receipts, profits, or other tax or governmental imposition, however designated shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or instead of additions to or increases of Real Estate Taxes, or otherwise as a result of or based on or arising out of the ownership, use, or operation of the Premises, then the franchise, income, transit, gross receipts, profits, or other tax or governmental imposition shall be deemed to be included within the definition or “Real Estate Taxes.”

5.3           Other Impositions.  Tenant will not be obligated to pay local, state, or federal net income taxes assessed against Landlord; local, state, or federal capital gains taxes of Landlord; or sales, excise, franchise, gift, estate, succession, inheritance, or transfer taxes of Landlord.

5.4           Right to Contest Taxes. Tenant will have the right to contest the amount or validity, in whole or in part, of any tax by appropriate proceedings diligently conducted in good faith, only after paying the tax or posting such security as Landlord may reasonably require in order to protect the Premises against loss or forfeiture. Upon the termination of those proceedings, Tenant will pay the amount of the tax or part of the tax as finally determined, the payment of which may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord. In that event, Landlord will join in the proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and Tenant will indemnify Landlord against and save Landlord harmless from any of those costs and expenses.

5.5           Direct Payments by Tenant. Tenant, at Landlord’s election, shall pay directly to the taxing authority when due any and all taxes required to be paid hereunder and Tenant shall provide proof of payment thereof within ten (10) days following the due date of the payment.

6.           RENEWAL OPTIONS.

Provided Tenant has not defaulted under any terms and conditions of this Lease, and Tenant provides written notice to Landlord at least ninety (90) days prior to expiration of the Term, Tenant shall be granted two options to renew the Lease for an additional  three-year term, upon terms and conditions to be agreed upon by the parties.  If the Landlord and Tenant cannot agree upon the terms and conditions of the renewal term during such 90 day period, this Lease shall terminate and be of no further force and effect.

7.           USE.

7.1           Use. The Premises shall be used and occupied by Tenant to operate and conduct the Business (as such term is defined in the Purchase Agreement entered into by and among Technology Research Corporation and Hosea Partners, Ltd., Roger M. Boatman, as Trustee of the Roger M. Boatman Trust, and Melvin R. Hall and Elsa G. Hall, as Joint Tenants with Right of Survivorship) and for no other purpose.  The Premises will be used only as an industrial, manufacturing, assembly and office facility and Tenant will not allow the Premises to be used for any improper, immoral or unlawful purpose.

7.2           Compliance with Laws and Restrictions. Tenant shall, at Tenant’s expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city government, and of any and all of their departments and bureaus, applicable to the Premises, as well as all covenants and restrictions of record, and other requirements in effect during the Term or any part thereof, which regulate the use by Tenant of the Premises.

7.3           Condition of Premises. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, as suitable for Tenant’s intended purposes, and in compliance with all terms and provisions hereof.

8.           MAINTENANCE, REPAIRS AND ALTERATIONS.

8.1           Maintenance.  Tenant shall, at Tenant’s sole cost and expense, maintain the Premises and all components thereof throughout the Term, in good, safe and clean order, condition and repair, including without limitation all plumbing, heating, air conditioning, ventilation, and electrical facilities and all components thereof, serving the Premises.  Landlord shall be responsible to maintain the roof and structural components of the buildings located on the Premises.  All repairs, restorations, and replacements will be in quality and class equal to the original work or installations.

8.2           Plate Glass.  Tenant shall maintain, repair, or replace, as necessary, all plate glass, if any, within or on the perimeter of the Premises.

8.3           Grounds; Parking Areas.  Tenant at Tenant’s expense, shall maintain, repair, or replace, as necessary, all landscaping, external lighting, parking areas and sidewalks serving the Premises.

8.4           Utility Services.  Tenant will also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper maintenance upon the Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any of the services to and upon the Premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any of the services.  The installation of all utilities shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld.

8.5           Alterations and Additions.

(a)           Tenant shall not, without Landlord’s prior written consent, make any alterations, improvements, additions, or Utility Installations (as defined below) in, on, or to the Premises, which consent shall not be unreasonably withheld. Landlord may require that Tenant remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the Term, and restore the Premises to its prior condition. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, in addition to all other remedies of Landlord for Tenant’s breach, Landlord may require that Tenant remove any or all of the same. As used in this Section, the term “Utility Installation” shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning and plumbing, if any.

(b)           Any alteration, improvement, addition or Utility Installation in or to the Premises that Tenant shall desire to make shall be presented to Landlord for approval in written form, with proposed detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring all necessary permits to do the work from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work, the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner, and, if applicable, Tenant’s conducting its work so as not to interfere with any other tenants of the building in which the Premises is located.

(c)           Tenant shall pay, when due, and hereby agrees to indemnify and hold harmless Landlord for and from, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant, at or for use in the Premises, which claims are or may be secured by any construction lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work on the Premises which might give rise to any such lien or claim of lien, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law.  If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises.

(d)           Unless Landlord requires their removal, all alterations, improvements, additions and Utility Installations made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term without compensation to Tenant.

8.6           Landlord’s Interest Not Subject to Liens. As provided in § 713.10, Florida Statutes, the interest of Landlord shall not be subject to liens for improvements made by Tenant, and Tenant shall notify any contractor making such improvements of this provision. An appropriate notice of this provision may be recorded by Landlord in the Public Records of Brevard County, Florida, in accordance with said statute, without Tenant’s joinder or consent.

9.           INSURANCE-LANDLORD.

Landlord shall at all times during the Term carry fire, casualty and extended coverage insurance on the Premises.

10.           INSURANCE -TENANT.

During the Term of this lease, and prior to Tenant being given possession of the Premises, Tenant will obtain and maintain in good standing, at Tenant’s expense on an occurrence basis, the following insurance, in the amounts set forth below with insurance companies reasonable satisfactory to Landlord:

10.1           Property Insurance.  Tenant shall obtain and keep in force during the Term hereof a policy or policies of insurance covering loss or damage to the  Tenant’s fixtures, equipment or Tenant improvements therein, providing protection against fire and other perils (“all risk,” as such term is used in the insurance industry).

10.2.           Commercial Liability Insurance.  Tenant shall, at Tenant’s sole expense, obtain and keep in force during the Term hereof a commercial liability insurance policy of bodily injury and property damage insurance, insuring Tenant and Landlord against any liability arising out of the use, occupancy or maintenance of the Premises. Such insurance shall be on a combined single limits basis in an amount not less than one million dollars ($1,000,000.00) per occurrence and in an amount of not less than two million dollars ($2,000,000.00) annual aggregate limits.  All such insurance will be written on the most current occurrence ISO Commercial General Liability Form including without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease, which insurance shall include a waiver of subrogation rights in favor of Landlord.

10.3           Liability Insurance. Tenant shall obtain and keep in force during the Term hereof a policy of combined single limit bodily injury and property damage insurance, insuring Landlord and Tenant, against any liability arising out of the ownership, use, occupancy or maintenance of areas exterior to the Premises and appurtenant thereto such as landscaped areas, walkways, driveways and parking areas, owned by Landlord, in an amount not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence.

10.4           Employees’ Compensation. Tenant shall maintain and keep in force all employees’ compensation insurance (workers’ compensation) required under the laws of the State of Florida, and such other insurance as may be necessary to protect Landlord against any other liability to person or property arising hereunder by operation of law, whether such law is now in force or is adopted subsequent to the execution hereof.

10.5           Employer’s Liability Insurance.  Tenant shall obtain and keep in force during the Term of this Lease a policy for Employer’s Liability Insurance in an amount not less than One Million and No/100 Dollars ($1,000,000.00).

10.6           Tenant’s Default.  Should Tenant fail to keep in effect and pay for such insurance as it is in this section required to maintain, Landlord may do so, in which event, the insurance premiums paid by Landlord shall become due and payable forthwith and failure of Tenant to pay same on demand shall constitute a material breach of this lease.

10.7           Tenant’s Compliance.  Tenant shall properly and promptly comply with all rules, orders and regulations established under this Lease.  Tenant shall not do or permit to be done anything, which shall invalidate the insurance policies, referred to in this Section. Tenant agrees to pay any increase in the amount of insurance premiums over and above the rate now in force that may be caused by Tenant’s use or occupancy of the Premises.  All required insurance policies maintained by Tenant must be written as primary policies, not contributing with and not supplemental to the coverage that Landlord carriers or may carry.

10.8           Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against any other tenant or occupant of the Premises, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article 10 or any other property insurance actually carried by such party.  Landlord and Tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Premises or the contents of the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

10.9           Adequacy of Coverage. Landlord, its agents, and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 10 are adequate to protect Tenant.  If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain at Tenant’s sole expense such additional insurance coverage as Tenant deems adequate.

10.10           Insurance Policies.  Insurance required hereunder shall be with good and solvent insurance companies satisfactory to Landlord.  Tenant shall deliver to Landlord copies of policies of insurance required to be provided by Tenant under this Section or certificates evidencing the existence and amounts of such insurance and its compliance with the conditions set forth in this Section, including without limitation, Landlord as a named insured or additional insured thereunder. Such policies shall state that the insurance is primary over any insurance carried by Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord, and the interest of Landlord under such policies shall not be affected by any default by Tenant under the provisions of such policies. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand.  If required by any mortgage encumbering the Premises, the mortgagee shall also be a named or additional insured and the terms of all insurance policies shall comply with all other requirements of such mortgage.

10.11           Waiver of Claims.  Tenant hereby releases and waives its entire right of recovery against Landlord, for loss or damage arising out of, or incident to the perils actually insured against under this Section, which perils occur in, on, or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing waiver of subrogation is contained in this Lease.

11.           DAMAGE OR DESTRUCTION.

11.1           Definitions.

(a)           “Premises Partial Damage” shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than fifty percent (50%) of the fair market value of the Premises immediately prior to such damage or destruction, or if applicable, damage or destruction to the building of which the Premises is a part to the extent that the cost of repair is less than fifty percent (50%) of the fair market value of such building as a whole immediately prior to such damage or destruction.

(b)           “Premises Total Destruction” shall herein mean damage or destruction to the Premises to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of the Premises immediately prior to such damage or destruction, or if applicable, damage or destruction to the building of which the Premises is a part to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of such building as a whole immediately prior to such damage or destruction.

(c)           “Insured Loss” shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described herein.

11.2           Partial Damage - Insured Loss.  Subject to the provisions of section, if at any time during the Term hereof there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, then Landlord shall, at Landlord’s sole cost, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. In no event shall Landlord be obligated to make any repairs or replacements of any items other than those installed by or at the expense of Landlord, or to repair any damage except to the extent proceeds of insurance are available for such purpose.

11.3           Partial Damage - Uninsured Loss.  Subject to the provisions of Section, if at any time during the Term hereof there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant’s expense), Landlord may at Landlord’s option either (i) repair such damage as soon as reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord’s intention to cancel and terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant’s intention to repair such damage at Tenant’s expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such 10-day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage. In no event shall Landlord be obligated to make any repairs or replacements of any items other than those installed by or at the expense of Landlord.

11.4           Total Destruction. If at any time during the Term hereof there is damage, whether or not an Insured Loss (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction, this Lease shall automatically terminate as of the date of such damage, unless within ten (10) days after such damage occurs Landlord shall notify Tenant that Landlord shall repair such damage and shall thereafter repair the damage within a reasonable time.

11.5           Damage Near End of Term.  In the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six (6) months of the Term hereof. If Tenant duly exercises such option during said 20-day period, Landlord shall, at Landlord’s expense, repair such damage as soon as reasonably possible to the extent required under Section above, and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during said 20-day period, then Landlord may, at Landlord’s option, terminate and cancel this Lease as of the expiration of said 20-day period by giving written notice to Tenant of Landlord’s election to do so within ten (10) days after the expiration of said 20-day period, notwithstanding any term or provision to the contrary in the grant of option to extend or renew.

11.6           Abatement of Rent; Tenant’s Remedies.

(a)           In the event of damage described above which Landlord or Tenant repairs or restores, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant’s use of the Premises is impaired. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of such damage, destruction, repair or restoration.

(b)           If Landlord shall be obligated to repair or restore the Premises and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Tenant may at Tenant’s option cancel and terminate this Lease by giving Landlord written notice of Tenant’s election to do so at any time prior to the commencement of such repair or restoration.  In such event, this Lease shall terminate as of the date of such notice and Tenant shall have no other rights against Landlord.

11.7           Termination; Advance Payments. Upon termination hereof pursuant to this Section, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord.

12.           PERSONAL PROPERTY TAXES.

Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained on the Premises or elsewhere or on any leasehold improvements made to the Premises by Tenant, regardless of the validity thereof or whether title to such improvements shall be in the name of Tenant or Landlord. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.  If any of Tenant’s personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s personal property within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

13.           UTILITIES.

13.1           Responsibility for Payment.  Tenant shall punctually pay for all water and sewer charges, and for all gas, heat, electricity, telephone, garbage collection and all other utilities and services consumed in connection with the Premises, together with any taxes thereon. If any such services are not separately metered as to the Premises, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises.

13.2           Additional Rent.  If charges to be paid by Tenant hereunder are not paid when due and Landlord elects to pay same, such charges shall be added to the subsequent month’s rent and shall be collectible from Tenant in the same manner as rent. Landlord shall not be liable for damage to Tenant’s business and/or inventory or for any other claim by Tenant resulting from an interruption in utility services.

14.           ASSIGNMENT AND SUBLETTING.

14.1           Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises or Tenant’s possession thereof without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance or subletting without Landlord’s consent shall be void, and shall constitute a breach hereof.  If Tenant desires to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed assignee or subtenant; (ii) the nature of the proposed assignee’s or subtenant’s business to be conducted on the Premises; (iii) the terms of the proposed assignment or sublease; and (iv) such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant.

14.2           No Release or Waiver. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant from Tenant’s obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting hereof or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability hereunder.

15.           DEFAULTS; REMEDIES.

15.1           Defaults.  The occurrence of any one or more of the following events shall constitute a material default and breach hereof by Tenant:

(a)           the vacating or abandonment of the Premises by Tenant;

(b)           the failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days from the due date;

(c)           the failure by Tenant to observe or perform any of the covenants, conditions or provisions hereof to be observed or performed by Tenant, other than described in Subsection (b) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than 10 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 10-day period and thereafter diligently prosecutes such cure to completion but in no event later than thirty (30) days after such written notice from Landlord; or

(d)           (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined under the Federal Bankruptcy Code or any successor statute thereto or any other statute affording debtor relief, whether state or federal (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days), or admits in writing its present or prospective insolvency or inability to pay its debts as they mature, or is unable to or does not pay a material portion (in numbers or dollar amount) of its debts as they mature, (iii) the appointment of a trustee or receiver to take possession of all or a substantial portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease; (iv) the attachment, execution or other judicial seizure of all or a substantial portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease; or (v) the entry of a judgment against Tenant which affects Tenant’s ability to conduct its business in the ordinary course; provided, however, to the extent that any provision is contrary to any applicable law, such provision shall be of no force or effect to such extent only.

15.2           Remedies.  In the event of any default or breach hereof by Tenant, Landlord may (but shall not be obligated) at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

(a)           terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including accrued rent, the cost of recovering possession of the Premises;

(b)           re-enter and take possession of the Premises and relet or attempt to relet same for Tenant’s account, holding Tenant liable in damages for all expenses incurred by Landlord in any such reletting and for any difference between the amount of rents received from such reletting and those due and payable under the terms hereof;

(c)           declare all rents and charges due hereunder immediately due and payable, and thereupon all such rents and fixed charges to the end of the Term shall thereupon be accelerated, and Landlord may, at once, take action to collect the same by distress or otherwise; and/or

(d)           pursue any other remedy now or hereafter available to Landlord under state or federal laws or judicial decisions.

15.3           Default by Landlord.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation that Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. Notwithstanding any other provisions hereof, Landlord shall not be in default hereunder for failure to perform any act required of Landlord where such failure is due to inability to perform on account of strike, laws, regulations or requirements of any governmental authority, or any other cause whatsoever beyond Landlord’s control, nor shall Tenant’s rent be abated by reason of such inability to perform.

16.           CONDEMNATION.

If the whole or any part of the Premises is taken for any public or quasi-public use or under any statute or by right of eminent domain, or by governmental purchase in lieu thereof, the Term of this Lease shall cease with respect to the portion of the Premises so taken as of the date of such taking.  If the portion of the Premises so taken is such as to destroy its usefulness for the purpose for which it has been leased, the Tenant will have the right to terminate this Lease upon written notice to the Landlord of its election to do so furnished within sixty (60) days after it is ultimately determined what portion of the Premises will be so taken.  Upon the furnishing of such notice this Lease will immediately terminate and the rent will be paid proportionately up to the date of termination.  All damages awarded for any such taking will belong to and be the sole property of the Landlord, but Tenant shall have the right to seek and collect damages from the condemning authority arising out of its taking of any Tenant improvements, as to which amounts Landlord shall have no right of ownership.

17.           STATUS AND ESTOPPEL CERTIFICATES.

Each party shall, within ten days after request by the other party, furnish to the other party (or to any person designated by the other party) a certificate in recordable form: (a) that this Lease is in good standing and in full force and effect (or if not, specifying why it is not, including any existing and unwaived failure of the other party in the performance of its obligations); (b) that the certifying party has and claims no setoff or defense with respect to this Lease (or if any setoff or defense exists, specifying the same); (c) that this Lease is unmodified (or, if modified, specifying the modification); and (d) as to the time for which rent has been paid and the date on which the next rent is due.

18.           RELAY OF OFFICIAL NOTICES AND COMMUNICATIONS.

If either party receives any notice from a governmental body or governmental officer that pertains to the Premises (including those relating to taxes or rezoning), or receives any notice of litigation or threatened litigation affecting the Premises, the receiving party shall promptly send it (or a copy) to the other party.

19.           SUBORDINATION TO MORTGAGES.

The Tenant’s rights are and will be subject and subordinate to the lien of any mortgage or mortgages now or hereafter in force with respect to the Premises, and upon Landlord’s written request the Tenant shall execute and deliver a certificate or agreement reflecting the subordination.  As to any mortgage created during the lease Term, the Tenant will be entitled to a nondisturbance agreement recognizing the right of the Tenant to use and occupy the Premises as authorized by this Lease upon the payment of rent and other amounts that Tenant is obligated to pay and upon the performance by the Tenant of Tenant’s other obligations under this Lease.

20.           LANDLORD’S LIEN.

In addition to the statutory landlord’s lien, Landlord shall have, at all times, a valid security interest to secure payments of all rent, additional rent and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated in the Premises, and all proceeds therefrom.  Tenant’s personal property shall not be removed from the Premises without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated in the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the Premises (including reasonable attorneys’ fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Section. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Upon request of Landlord, Tenant agrees to execute and deliver to Tenant a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Florida. The statutory lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

21.           SIGNS.

Tenant shall not place any sign on or about the Premises without Landlord’s prior written consent.  Any signs erected on the premises shall become the property of the Landlord upon termination of the Lease.

22.           EASEMENTS.

Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of plats and restrictions, so long as such easements, rights, dedications, plats and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall promptly sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach hereof.

23.           HOLDING OVER.

(a)           The Tenant shall, at termination of this Lease by lapse of time or otherwise, deliver to Landlord immediate possession of the Premises.  If the Tenant fails to do so, the Tenant shall pay Landlord, for the time possession is withheld, an amount equal to 150% of the rent applicable immediately preceding the termination, prorated on a daily basis.  During the holdover period, Tenant’s obligations under this Lease (other than those relating to duration of the Lease) will continue in force and effect.  The provisions of this subparagraph do not impair any right of Landlord to repossess the Premises or to exercise any other remedy set forth in this Lease or allowed by law.

(b)           If the Tenant pays and Landlord accepts rent after the expiration of the Lease Term, the parties will not thereby be deemed to have extended or renewed this Lease but will be deemed to have established a month-to-month tenancy, during which tenancy the obligations of both parties under this Lease (other than those relating to duration of the Lease) will continue in force and effect.

24.           LANDLORD’S ACCESS.

Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, posting notices of non-responsibility, showing the same to prospective purchasers, lenders, or tenants, performing any obligation of Tenant hereunder of which Tenant is in default, and making such alterations, repairs, improvements or additions to the Premises or to the building of which it is a part as Landlord may deem necessary or desirable, all without being deemed guilty of an eviction of Tenant and without abatement of rent, and Landlord may erect scaffolding and other necessary structures where reasonably required by the character of any work performed, provided that the business of Tenant shall be interfered with as little as reasonably practicable. Tenant hereby waives any claims for damages for any injury to or interference with. Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, if any, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premise, and any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.  No provision hereof shall be construed as obligating Landlord to perform any repairs, alterations or to take any action not otherwise expressly agreed to be performed or taken by Landlord. Landlord may at any time place on or about the Premises any ordinary “For Sale” signs and Landlord may at any time during the last one hundred twenty (120) days of the Term hereof place on or about the Premises any ordinary “For Lease” signs, all without rebate of rent or liability to Tenant.

25.           INDEMNIFICATION, WAIVER AND RELEASE.

25.1           In General.  Tenant hereby indemnifies and shall protect and hold Landlord harmless from and against all liabilities, losses, claims, demands, costs, expenses and judgments of any nature arising, or alleged to arise, during the Term of this Lease, from or in connection with (a) any injury to, or the death of, any person, or any loss of or damage to property occurring on or about the Premises, in any case arising from or connected with the use of the Premises by Tenant after the Commencement Date; or (b) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof by or at the request of Tenant after the Commencement Date (each being hereinafter identified as an “Indemnifiable Matter”).

25.2           Conditions of Indemnification.  With respect to any actual or potential claim, any written demand, the commencement of any action or occurrence of any other event which involves any Indemnifiable Matter (each a “Claim”):

(a)           Within 30 days (or such longer period as shall not materially prejudice the rights of the Tenant) after the Landlord first receives a written document presenting a Claim, or, if such Claim does not involve a third party Claim, after the Landlord first has actual knowledge of such Claim, Landlord shall furnish notice to the Tenant of such Claim, stating in reasonable detail the amount involved, if known, together with a copy of any written documentation furnished to the Landlord.

(b)           The Tenant shall have no obligation to indemnify the Landlord with respect to any Claim if the Landlord fails to give notice with respect thereto in accordance with Subsection (a) above.

(c)           If the Claim involves a third party claim, then the Tenant shall have the right, at its expense and ultimate liability, regardless of the outcome, to engage counsel of its choice (subject to the right of Landlord to review each such choice and, if dissatisfied for substantive reasons, to require Tenant to seek alternative counsel), to litigate, defend, settle or otherwise attempt to resolve such Claim, except that the Landlord may fully participate, at the Landlord’s own cost, in such defense, settlement or other resolution, or, if Tenant fails to effect a defense, then at Tenant’s expense.  Landlord and Tenant will fully cooperate with each other and their respective counsel, as applicable, in connection with any such litigation, defense, settlement or other resolution, and neither party shall effect a settlement or other resolution of a Claim, without the consent of the other, that obligates the other to make any monetary payment.

25.3           Waiver and Release.  To the fullest extent permitted by law, Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 25.3 waives and releases all claims against Landlord, its employees, and agents with respect to Tenant’s, its employee’s, agent’s and invitee’s property and all other matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. In addition, Tenant agrees that Landlord, its agents, and employees will not be liable for any loss, injury, death, or damage (including consequential damages) to property or Tenant’s business occasioned by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; falling objects; steam, water, rain or snow; leak or flow of water (including water from the sprinkler system), rain or snow from the Premises or into the Premises or from the roof, street, subsurface, or from any other place, or by dampness, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Premises; or from construction, repair, or alteration of the Premises or from any acts or omissions of any visitor of the Premises; or from any other cause whatsoever. Tenant acknowledges its obligation to obtain insurance to insure and indemnify itself from any and all losses to Tenant’s business and personal property and otherwise, and acknowledges it has and shall have no claim against Landlord for any such losses.  Tenant further acknowledges that Tenant’s insuror and all other persons and parties shall have no right of subrogation against Landlord nor against Landlord’s insuror for any losses encompassed by any portion of this Article 25; Tenant disclaims any such rights and acknowledges that Tenant cannot and will not make any such subrogation assignment.

26.           LANDLORD’S LIABILITY.

The term “Landlord” as used herein shall mean only the owner or owners at the time in question of the fee title or a tenant’s interest in a ground lease of the Premises, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to transfer of funds as aforesaid, be binding on Landlord’s successors and assigns only during their respective periods of ownership. Tenant shall look solely to the equity of the then owner of the Premises for the satisfaction of any remedies of Tenant in the event of a breach by Landlord of any of its obligations. Such exculpation of liability shall be absolute and without any exception whatsoever.

27.           RADON GAS DISCLOSURE.

The following language is required by law in any contract involving the sale or lease of any building within the State of Florida:

“RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”

28.           ENVIRONMENTAL COMPLIANCE.

28.1           General.  Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Premises, or transport to or from the Premises, any Hazardous Substance (as defined below), or allow any other person or entity to do so. Tenant shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to begin violation of, any Environmental Laws (as defined below).

28.2           Notice of Proceedings.  Tenant shall give prompt notice to Landlord of (i) any proceeding or inquiry by any governmental authority (including without limitation the Florida Environmental Protection Agency or Florida Department of Health and Rehabilitative Services) with respect to the presence of any Hazardous Substance on the Premises or the migration thereof from or to other property; (ii) all claims made or threatened by any third party against Tenant, Landlord or the Premises relating to any loss or injury resulting from any Hazardous Substance; and (iii) Tenant’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law or any regulation adopted in accordance therewith.

28.3           Liabilities for Costs.  Tenant shall protect, indemnify and hold harmless Landlord, its directors, officers, employees, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys’ fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, transport or presence of a Hazardous Substance on, under, about, to or from the Premises for any acts or use of the Premises after the Commencement Date, including the costs of any necessary repair, cleanup or detoxification of the Premises, in any way arising from the acts of Tenant. The indemnification provided in this paragraph shall specifically apply to and include claims or actions brought by or on behalf of employees of Tenant, and Tenant hereby expressly waives any immunity to which Tenant may otherwise be entitled under any industrial or worker’s compensation laws. In the event Landlord shall suffer or incur any such costs, Tenant shall pay to Landlord the total of all such costs suffered or incurred by Landlord upon demand therefore by Landlord.

28.4           Definitions for Environmental Compliance.  “Environmental Laws” shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises, including without limitation the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time (“CERCLA”), 42 U.S.C. §§ 9601 et seq., and the Resource Conservation and Recovery Act of 1976, as amended from time to time (“RCRA”), 42 U.S.C. §§ 6901 et seq. The term “Hazardous Substance” means any hazardous or toxic substances, materials or wastes, including, but not limited to, solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive carcinogenic or otherwise dangerous to human, plant or animal health or well-being and those substances, materials, and wastes listed in the United States Department of Transportation Table (49 CFR 972.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum, (ii) oil, (iii) asbestos, (iv) polychlorinated biphenyls, (v) waste oils, (vi) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317, (vii) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. 6903) or (vii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601).

28.5           Inspection Rights.  Landlord shall have the right to inspect the Premises and audit Tenant’s operations thereon to ascertain Tenant’s compliance with the provisions of this Lease at any reasonable time, and Tenant shall provide periodic certifications to Landlord, upon request, that Tenant is in compliance with the environmental restrictions contained herein. Landlord shall have the right, but not the obligation, to enter upon the Premises and perform any obligation of Tenant hereunder of which Tenant is in default, including without limitation, any remediation necessary due to environmental impact of Tenant’s operations on the Premises, without waiving or reducing Tenant’s liability for Tenant’s default hereunder.

29.           MISCELLANEOUS PROVISIONS.

(a) Notices. All notices, consents, approvals, joinders, waivers  and other communications required or permitted under this Agreement (each a “Communication”) shall be in writing and shall be considered properly given to the recipient party if furnished by hand delivery; deposited with (i) the United States Postal Service for delivery by registered or certified mail, return receipt requested and postage prepaid, or (ii) a commercial courier service (with charges prepaid); or sent by facsimile machine or by e-mail message.  Each communication shall be deemed delivered to the recipient, if : (A) delivered by hand, when so delivered; (B) deposited with the United States Postal Service, on the third day upon which mail service is provided following the date appearing on the receipt obtained from the Postal Service at the time of such deposit; (C) deposited with a commercial courier service, on the next courier delivery date following the date of such deposit (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed); (D) sent by facsimile machine, on the date (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) as of which the sending party is in receipt of documentary evidence that the transmission has been successfully completed; and (E) sent by e-mail message, as of the date and time as of which the sending party is in receipt of an e-mail response from the recipient party acknowledging such receipt.  Whenever the furnishing of notice is required, the same may be waived in writing by the recipient party.

(b) Attorneys’ Fees. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action shall be entitled to recover reasonable attorneys’ and legal assistants’ fees and costs incurred in connection therewith, on appeal or otherwise, including those incurred in litigation, arbitration, mediation, administrative or bankruptcy proceedings and in enforcing any right to indemnity herein.

(c) Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

(d) Quiet Enjoyment. Upon Tenant paying the Monthly Rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions hereof.

(e) Binding Effect. Subject to any provisions hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

(f) Severability.  The invalidity of any provision hereof under applicable law shall in no way affect the validity of any other provision hereof.

(g) Time of Essence.   Time is of the essence hereof.

(h) Additional Rent; Survival.  Any and all monetary obligations of Tenant under the terms hereof shall be deemed to be rent, shall be secured by any available lien for rent, and to the extent accrued, shall survive expiration or termination of the Term hereof.

(i) Security Measures.  Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, its agents and invitees from acts of third parties.

(j) Construction.  Any conflict between the printed provisions hereof and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. Headings used herein shall not affect the interpretation hereof, being merely for convenience. The terms “Landlord” and “Tenant” shall include the plural and the singular and all grammar shall be deemed to conform thereto. If more than one person executes this Lease, their obligations shall be joint and several. The use of the words “include,” “includes” and “including” shall be without limitation to the items which may follow.

(k) Captions.  The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience or reference only, and are not to be deemed part of or used in construing this Lease.

(l) Choice of Law and Jurisdiction.  Landlord and Tenant agree that Florida law (statutory, case law, and common law) shall apply exclusively to all disputes arising under this lease. Landlord and Tenant further agree that all such disputes must be filed and resolved exclusively within the jurisdiction of the Pinellas County Court system in Clearwater, Florida.

(m) Non-Waiver.  The failure of either party to insist upon compliance by the other party with any obligation, or to exercise any remedy, does not waive the right to do so in the event of a continuing or subsequent delinquency or default.  A party’s waiver of one or more defaults does not constitute a waiver of any other delinquency or default.  Landlord’s acceptance of rent does not waive any uncured delinquency or default by Tenant.

[SIGNATURES ON FOLLOWING PAGE]

“LANDLORD”

/s/ R. P. Checket                                           HOSEA PARTNERS, LTD., a Florida
Witness                                                                                                        limited partnership

/s/   Randy K. Sterns                                                                                   s/  Roger M. Boatman
Witness                                                                                                        Roger M. Boatman
      General Partner

“TENANT”

       PATCO ELECTRONICS, INC., a Florida
       corporation

/s/   R. P. Checket                                                                                          s/   Thomas G. Archbold
Witness                                                                                                          Thomas G. Archbold
         Chief Financial Officer

/s/   Randy K. Sterns
Witness